EXHIBIT 23.2

       CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM


We consent to the use in Form S-1 (Amendment No. 2 to Form S-3) - Registration Statement under the Securities Act of 1933 of Composite Technology Corporation (a Nevada corporation) (File No. 333-112798) of our independent auditor's report dated December 5, 2003 relating to the restated consolidated balance sheet of Composite Technology Corporation (a Nevada corporation) and Subsidiary and the related restated consolidated statement of operations, restated consolidated statement of changes in shareholders' equity and restated consolidated statement of cash flows of Composite Technology Corporation and Subsidiary for the year ended September 30, 2002 and the period from March 28, 2001 (date of formation) through September 30, 2002, respectively, accompanying the financial statements contained in such Form S-1 (Amendment No. 2 to Form S-3) - Registration Statement under the Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".


                                                          /s/ S.W. Hatfield, CPA
                                                          ----------------------
                                                              S.W. HATFIELD, CPA


Dallas, Texas
August 18, 2005